EXHIBIT 99.1
ASHFORD
Third Quarter 2021 Conference Call
October 28, 2021
11 a.m. CT

Introductory Comments – Jordan Jennings
Good day everyone and welcome to today’s conference call to review results for Ashford for the third quarter of 2021 and to update you on recent developments. On the call today will be: Jeremy Welter, President and Chief Operating Officer, Deric Eubanks, Chief Financial Officer, and Eric Batis, Managing Director and Senior Vice President of Portfolio Management. The results as well as notice of the accessibility of this conference call on a listen-only basis over the Internet were distributed yesterday in a press release.
At this time, let me remind you that certain statements and assumptions in this conference call contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the federal securities regulations. Such forward-looking statements are subject to numerous assumptions, uncertainties and known or unknown risks, which could cause actual results to differ materially from those anticipated. These factors are more fully discussed in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements included in this conference call are only made as of the date of this call and the Company is not obligated to publicly update or revise them.
In addition, certain terms used in this call are non-GAAP financial measures, reconciliations of which are provided in the Company’s earnings release and accompanying tables or schedules, which have been filed on Form 8-K with the SEC on October 27, 2021, and may also be accessed through the Company’s website at www.ashfordinc.com. Each listener is encouraged to review those reconciliations provided in the earnings release together with all other information provided in the release. Also, unless otherwise stated, all reported results discussed in this call compare the third quarter of 2021 with the third quarter of 2020.
I will now turn the call over to Jeremy.
Introduction – Jeremy Welter
Good morning, and welcome to our call to discuss our financial results for the third quarter of 2021. I will begin by discussing Ashford’s operations and strategy. Deric will then review our financial results for the quarter, and then Eric will provide an update regarding our Products and Services businesses. After that, we will open it up for Q&A.
We had a great third quarter. Our strong growth in Adjusted EBITDA for the quarter was driven by Remington, INSPIRE, and RED. As a reminder, INSPIRE is our audio visual business that was recently rebranded from JSAV. We are particularly excited to report $1.9 million of Adjusted EBITDA for INSPIRE, our business that was hit the hardest by the pandemic. As we look forward, I’m extremely optimistic about the future of our company, and we have a lot of exciting developments to discuss on today’s call.

The key themes we are going to highlight today are:
•First, we have stabilized Ashford Trust and built significant liquidity for that platform, while Braemar is back on offense, with its recent acquisition of the Mr. C Hotel in Beverly Hills;
•Second, we continue to see strong results in our third-party growth initiative;
•Third, we have been successful in raising substantial capital and we are ramping up our capital raising efforts at Ashford Securities; and
•Fourth, we have a comprehensive asset light business that is unique in the hospitality industry and well-positioned for growth going forward.
Ashford advises two publicly traded REIT platforms, Ashford Trust and Braemar, which together owned 114 hotels with approximately 26,000 rooms and had approximately $7.8 billion of gross assets as of September 30, 2021. Braemar is currently benefiting from its focus on the luxury segment and specifically its luxury resorts, which has been the first demand segment to recover, and had a solid third quarter operationally. Braemar also recently completed its first acquisition of this cycle with the 138-room Mr. C Beverly Hills Hotel in Los Angeles, California. Ashford Trust has significantly deleveraged its balance sheet and continued to grow its cash balance which ended the quarter at $673 million. Looking ahead, both platforms now have significant liquidity and with both REITs stabilized and performing well, we believe both are well-positioned for the continued recovery of the hotel industry, and we remain focused on their future strategic objectives.
Remington and Premier continue to execute on their long-term growth strategies. Both companies are benefiting from the improved demand trends we are seeing at our hotels, and we continue to believe that these two businesses are well-positioned to achieve growth with their third-party business initiatives. Both Remington and Premier have solid reputations in the industry. While we are still in the early stages of the growth of our third-party business, we have already seen strong momentum, with Remington signing 11 new hotel management contracts with third-party hotel owners, and Premier signing close to 30 new third-party contracts. Looking ahead, we are extremely excited about the long-term opportunity for third-party growth at both Remington and Premier.
Year to date we have raised approximately $900 million of capital at our advised REITs. Only approximately 1% of this capital was through Ashford Securities. We formed Ashford Securities to be a dedicated platform to raise retail capital through financial intermediaries and the broker-dealer channel in order to grow our existing and future platforms. Our goal for Ashford Securities is to provide the market with highly differentiated alternative investment products. Types of capital raised may include, but are not limited to, non-traded preferred equity, non-traded convertible preferred equity, and non-traded REIT common equity for future platforms. Ashford Securities is ramping up nicely and has recently begun raising capital for Braemar. In its first four months of capital raising for Braemar, Ashford Securities raised over $9.3 million in net proceeds of Braemar’s non-traded preferred stock. This is a fantastic result and we are excited to pursue a fresh source of capital that will help us grow all of our platforms over the long term, all with the goal of increasing shareholder value.

One of our portfolio companies where we are seeing strong growth is RED Hospitality & Leisure. RED is a leading provider of watersports activities and other travel and transportation services in the US Virgin Islands, Key West, Florida, and most recently in Turks & Caicos. RED had a very strong quarter, driven by strong leisure demand in its markets, and RED anticipates that these markets will continue their strong performance in the coming months. In addition, RED recently entered into an agreement with The Ritz-Carlton Turks & Caicos resort to provide services including watersports, beach and recreation operations, as well as destination and transportation services to the property. This is a great expansion opportunity for RED, and we are excited about the potential to grow this business at other properties in Turks & Caicos.
Additionally, the products offered by OpenKey and Pure Wellness continue to thrive in this environment. As the hotel industry strives to implement measures to provide a clean and safe environment, many hotels and guests are seeking automatic check-ins, allowing them to bypass the front desk with keyless entry and secure digital key capabilities. To that end, we are pleased to note that OpenKey has entered into a partnership with Adrift Hospitality to bring contactless check-in to Adrift’s collection of boutique coastal properties in the Pacific Northwest. The industry is also seeking enhanced sanitation and air purification standards within the guest rooms. We believe the benefits that OpenKey and Pure Wellness offer will position them well to achieve accelerated adoption and growth of hotels nationwide.
We are also excited to announce that, subsequent to quarter-end, JSAV completed a strategic rebranding and is now named INSPIRE.  Throughout its 35-year history, the full-service event technology company has developed creative and individualized event production solutions and the new name, INSPIRE, reflects the energy and momentum the company brings to each of its clients and the aspiration to create events that move people. The upward trend in hospitality revenue for the year is a bright spot at INSPIRE and, looking forward, we are optimistic for a continued uptick in sales opportunities.
On the investor relations front, we believe having an active investor outreach effort and broadening our investor base are important areas of focus. A couple of weeks ago, we held an Investor Day in New York. It was very well attended and gave us the opportunity to share the Ashford story and strategy with existing and potential investors. Over the coming months, we plan to attend several conferences targeting a wide range of investors from small and midcap-focused funds to industry-dedicated investors as well as family offices and retail holders. We believe exposure at these conferences will provide further opportunity to tell our story and provide a meaningful dialogue with potential investors, which should in turn continue to have a positive impact on expanding our investor base.
Looking ahead, we believe we have a superior strategy and structure that is unique within the hospitality space. We are starting to see the recovery in our industry and are also seeing investment opportunities at very attractive unlevered returns that we did not see pre-pandemic. We believe there are four key areas of growth for Ashford – the recovery of the hospitality industry and higher hotel revenues, an increase in our assets under management, growth of our third-party business, and the acquisition or incubation of additional businesses.
I will now turn the call over to Deric.

Financial Review – Deric Eubanks
Thanks, Jeremy.
Net loss attributable to common stockholders for the third quarter was $(9.2) million.
Adjusted EBITDA for the third quarter was $12.6 million, which reflected growth of 85% over the prior year quarter. The growth in Adjusted EBITDA over the prior year quarter was led by Remington with an increase of $3.3 million, INSPIRE with an increase of $3.0 million, and RED with an increase of $1.7 million.
Adjusted net income for the third quarter was $8.4 million, and Adjusted net income per share was $1.11.
As it relates to our advised REITs, during the third quarter, Ashford Trust continued to make significant progress in converting its preferred stock into common stock and to date has exchanged approximately 70.2% of its preferred share count prior to the exchanges into common stock. Also, year-to-date, Ashford Trust has raised approximately $550 million from the sale of shares of its common stock. Braemar has raised equity capital of approximately $102.4 million from the sale of shares of its common stock year-to-date, and has raised $9.3 million in net proceeds from the sale of its non-traded preferred stock. These capital raises and exchanges have helped shore up both REITs’ liquidity and lowered their leverage.
In terms of financial results for our portfolio of companies, I’ll provide some highlights and then Eric will discuss more details.
Lismore recorded revenue of $3.2 million in the quarter related to debt placement services and its agreements with Ashford Trust and Braemar to seek modifications and forbearance for the REITs’ debt. The forbearance effort is mostly completed, but Lismore will continue to record this revenue over the remaining term of the agreement, which expires in April of 2022.
Remington realized hotel management fee revenue of $7.8 million in the quarter, Net Income Attributable to the Company of $1.0 million, and Adjusted EBITDA of $4.1 million.
For the third quarter, Premier had design and construction fee revenue of $2.2 million, Net Loss Attributable to the Company of $(2.4) million, and Adjusted EBITDA of negative $(34,000).
OpenKey finished the quarter with 267 hotels under contract, which compares to 255 hotels under contract at the end of the second quarter. This growth was driven by a significant shift in guest preferences with utilization of digital keys increasing by 40% in the third quarter over the prior year quarter, and approximately 40% of guests from July through September opted to use a digital key when offered. OpenKey also reported revenue growth of 48% over the prior year quarter.
Financial results for INSPIRE for the third quarter included revenue of $15.1 million, Net Loss Attributable to the Company of $(1.2) million, and Adjusted EBITDA of $1.9 million. The revenue for INSPIRE reflected a growth rate of 385% over the prior year quarter, and it’s the second consecutive quarter of positive Adjusted EBITDA for INSPIRE.

As of September 30, 2021, we had 7.6 million fully diluted shares of common stock and units, which included 4.3 million common shares associated with our Series D convertible preferred stock. We had 2.8 million common shares issued and outstanding, 0.2 million common shares earmarked for issuance under our deferred compensation plan, and the balance primarily comprised of restricted stock.
I will now turn the call over to Eric.
Products & Services – Eric Batis

Thank you, Deric.
We are excited to provide updates on our Products & Services businesses. Looking forward, we believe our businesses are optimally positioned for an acceleration of growth. In the third quarter, our businesses continued building on the forward momentum previously established.
Cost control measures are still in place at all of our businesses; however, we are engaging in rebuilding our staffing levels to support recovering demand. I am excited to share that we are delivering results quicker and stronger than expected. Our talented and experienced team is executing very well.
As a reminder, our mandate is to invest in market-leading businesses with seasoned management teams and identify growth opportunities supported by enticing macro dynamics. To explain this strategy more fully: our Products & Services division is a unique investment strategy in the hospitality industry, where through a multi-pronged approach, we aim to accelerate growth and create shareholder value through rigorous industry research, the implementation of best operating practices, and the execution of bolt-on acquisitions. We are also able to utilize our extensive relationships and refer these businesses to our advised REITs, ensuring their hotels receive best-in-market service.
The first business I’d like to discuss is RED Hospitality & Leisure, a leading provider of watersports activities and other travel services in the U.S. Virgin Islands, Key West, and Turks & Caicos. In the third quarter, RED generated $6.7 million of revenue and $1.8 million of adjusted EBITDA, representing 168% and 1,188% growth, respectively, over the prior year quarter. If you remember from our last call, RED had an exceptional second quarter where it broke company records for revenue and EBITDA. July performance exceeded those record breaking months generating $2.9 million of revenue and approximately $1.1 million of Adjusted EBITDA. Both of these figures represent the highest month ever recorded in the history of the company. It is worth noting that RED’s year-to-date revenues through the third quarter have already surpassed the full year revenues for last year.
During the third quarter, RED ramped up operations at the Ritz Carlton Turks & Caicos and began providing activities & services to guests. In its first few months of operations, demand is exceeding expectations and the future looks bright at this property. With RED’s dominance in the marketplace throughout 2021, the company will look to leverage this year’s success to win additional third-party contracts. Additionally, we continue to explore our inorganic M&A opportunities with RED to rapidly scale the platform as well as strategically bolt-on platforms that complement our offering.

Another business that continues to grow is OpenKey, which provides Bluetooth-enabled lock upgrade modules. These modules are added to existing locks at a fraction of the cost of replacing an entire lock system, saving hotels money. OpenKey continues to capitalize on growing customer preference for a mobile, contactless check-in experience.
The company posted another impressive quarter which included both app download growth of 48% and key delivery growth of 43% over the prior year period. While OpenKey’s operating metrics continue to gain traction as brands go-live on the platform, the third quarter is headlined by strong revenue growth. Third quarter revenue was up 48% compared to the prior year quarter. Also worth highlighting is the number of live hotels and hotel rooms. As of the end of the third quarter, there were 211 hotels live on the platform versus 126 at the end of the prior year quarter, an increase of 67%. Additionally, there are now 21,340 rooms live on the platform versus 12,608 rooms in the prior year quarter, representing a 69% increase. We now have 15 Four Seasons properties under contract, and added several other key properties in the third quarter.
With a new Chief Technology Officer in place and a hyper focus on building lasting partnerships, OpenKey is poised to continue driving the hospitality industry forward by delivering a seamless and contactless journey for guests. To that end, during the quarter, OpenKey announced another partnership with Adrift Hospitality, a collection of boutique coastal properties in the Pacific Northwest looking to provide guests a contactless service across its portfolio. We are thrilled and appreciative for all our partnerships and look forward to providing updates as the year goes on.
Remington is a dynamic hotel management company, providing best-in-class service and expertise to hotels across the country. CEO Sloan Dean and his team were awarded three third-party management agreements in the third quarter, two of which are expected to begin soon and one is a development deal which will take some time to begin generating management fees.
On the financial front, for the third quarter, Remington realized hotel management fee revenue of $7.8 million. This figure eclipses the strong second quarter the team at Remington was able to put together. We are excited by the pace of recovery in the travel and leisure space and looking to continue driving success for our properties under management.
Year to date through the third quarter of 2021, Remington has executed 8 new third-party hotel management agreements representing $1.7 million of full year base fees. This brings Remington’s total third-party hotels to 11 and represents 13% of hotels under management. With several 2021 hires on our development team now fully ramped up, we are optimistic about the future prospects surrounding our focus on winning third-party management contracts to bolster our roster of 82 hotels across 15 brands and 23 states and Washington, D.C.
Premier provides comprehensive and cost-effective design, development, architecture, procurement, and project management services. The company continues to add staff in order to support its growth objectives. A key hire in the quarter was Senior Vice President of Architecture, Robin Bellerby. Previously, Bellerby was a Principal at Humphreys & Partners Architects, where she led production and construction projects and managed 80 team members. She managed numerous high-profile projects from design development to project completion, including Manhattan, a $120 million, 700-unit condominium in Las Vegas, and Mockingbird

Flats, a $28 million, 412-unit multifamily development in Dallas. Her vast experience will provide Premier the expertise to deliver exceptional customer experience as we push to expand our architecture services.
During the quarter Premier was awarded four additional multi-family design and procurement contracts along with one hospitality contract. Through the third quarter, Premier has been awarded over $6.1 million dollars of 3rd party fees. With its new sales leaders fully ramped up, we expect to see an increase in opportunity identification in markets outside our historical hospitality focus. Our two pronged push to win third-party business and expand outside hospitality poises Premier to fully capitalize on the rebound in capital investments as the recovery continues. Premier has an exciting future and is exploring several inorganic growth opportunities, and we look forward to keeping you updated on their progress in future quarters.
INSPIRE, formerly known as JSAV, launched a rebranding campaign to raise its profile in the marketplace. As a leading single-source solution for meeting and event needs with an integrated suite of audio visual services, including show and event services, hospitality services, creative services, and design and integration INSPIRE has been aspiring to inspire its clients for over 30 years. Over that time, INSPIRE has been serving its clients to help audiences reach their full potential. By undergoing this rebrand, INSPIRE will significantly increase its brand awareness and opportunity identification in turn driving third-party revenue growth.
Continuing the trend of the second quarter, INSPIRE produced another 3 consecutive months of positive Adjusted EBITDA growing that trend to 6 consecutive months and reported Adjusted EBITDA of $1.1 million for the month of September, which was the best Adjusted EBITDA for the month of September in company history. The month of September delivered $6.2 million of revenue, which is more than a 160% increase over the trailing 11-month average.
Building off the momentum established in the second quarter, INSPIRE is starting to find its stride. Hospitality revenues continue to rebound quicker than expected. September hospitality revenue is up 66% from our previous call where we spoke on June revenue. Since March, hospitality revenue has increased every single month. The pipeline for the remainder of the year remains robust and is 137% higher than previously forecasted during our last call.
Lastly, I’d like to update you on the progress of Ashford Securities, our relatively new retail capital-raising platform. C. Jay Steigerwald III and his team continue to build out a world class fundraising platform by hiring exceptional people and growing our relationships in the broker/dealer community. We believe our long-term commitment to this platform distinguishes us from many of our competitors in the lodging industry.
The first close of new investors into the BHR Non-Traded Preferred Offering was on July 9th of this year and to date the offering has raised $9.3 million in net proceeds through 17 syndicate member firms. As you may recall, we see a substantial, long-term opportunity to raise substantial amounts of capital from retail investors through Ashford Securities. We believe this will ultimately benefit our entire enterprise as Ashford Securities can provide capital to any number of our companies/businesses.
 Ashford Securities continues to evaluate its next product offerings by consulting with our underwriting, investment banking, and executive management teams. We continue to see a strong retail appetite for differentiated investment strategies designed to provide current income and growth that is not dependent on the traded capital markets. Ashford Securities is uniquely positioned to capitalize on this market opportunity.
 In summary, we are very pleased with our decision to enter the retail space and are excited to see the first fruits of our investment start to pay off. In short, we're excited to access a fresh source of retail capital that will help us grow all our platforms over the long term, with the goal of growing our assets under management and increasing shareholder value.
That concludes our prepared remarks, and we will now open up the call for Q&A.
Operator to end call after Q&A – do not go back to management.